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                                MOTOROLA, INC.                       Exhibit 21
                  LISTING OF COMBINED AND MAJOR SUBSIDIARIES
                                   12/31/97
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
Motorola International Capital Corporation           Delaware
Motorola International Development Corporation       Delaware
InfoPower, Inc.                                      Nevada
Motorola Foreign Sales Corporation                   Virgin Islands
Motorola Credit Corporation                          Delaware
Motorola Ardis, Inc.                                 Delaware
Nippon Motorola Limited                              Japan
Motorola G.m.b.H.                                    Germany
Motorola Limited                                     England
Motorola Asia Limited                                Hong Kong
Motorola Korea Limited                               Korea
Motorola Canada Limited                              Canada
Motorola Israel Limited                              Israel
Motorola Semiconducteurs S.A.                        France
Motorola Malaysia Sdn. Bhd.                          Malaysia
Motorola Semiconductor Sdn. Bhd.                     Malaysia
Motorola de Mexico, S.A.                             Mexico
Motorola Electronics Taiwan, Limited                 Taiwan
Motorola Electronics Pte. Limited                    Singapore
Motorola Semiconductor Hong Kong Limited             Hong Kong
Motorola Electronics Sdn. Bhd.                       Malaysia
Motorola Lighting, Inc.                              Delaware
Motorola S.A.                                        France
Motorola S.p.A.                                      Italy
Motorola A.B.                                        Sweden
Motorola Australia Proprietary Limited               Australia
Motorola Espana S.A.                                 Spain
Motorola Philippines, Inc.                           Philippines
Motorola Communications Israel Limited               Israel
Telcel S.A.                                          Spain
Motorola Electronic G.m.b.H.                         Germany
Motorola A/S                                         Denmark
Motorola (China) Electronics Ltd.                    China
Motorola Electronique Automobile S.A.                France
Motorola B.V.                                        Holland
Motorola (China) Investment Limited                  China
Motorola de Brasil LTDA.                             Brazil
Motorola de Puerto Rico, Inc.                        Delaware
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